Exhibit 99.7

CONDOR HOSPITALITY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma consolidated financial statements apply pro forma adjustments to our historical consolidated financial statements to give effect to (a) our acquisition of four Home2 Suites hotels in 2017, consisting of (i) the 105-room Home2 Suites Memphis/Southaven hotel in Southaven, MS on April 14, 2017, (ii) the 91-room Home2 Suites Austin/Round Rock hotel in Round Rock, TX on March 24, 2017, (iii) the 103-room Home2 Suites Lexington University/Medical Center hotel in Lexington, KY on March 24, 2017, and (iv) the 132-room Home2 Suites Tallahassee State Capitol hotel in Tallahassee, FL on March 24, 2017, (b) our acquisition on August 31, 2017 of two hotels in Texas, consisting of (i) the 124-room Fairfield Inn & Suites El Paso Airport in El Paso, TX and (ii) the 120-room Residence Inn Austin Airport in Austin, TX and (c) our planned acquisition of the 122-room TownePlace Suites Austin North Tech Ridge in Austin, TX pursuant to a purchase agreement dated July 17, 2017.

The closing of the planned acquisition of the Austin TownePlace Suites is subject to customary closing conditions including accuracy of representations and warranties and compliance with covenants and obligations and is expected to occur in the first quarter of 2018. However, there can be no guarantee that this transaction will close. The total purchase price allocated to this planned acquisition as well as the two properties purchased on August 31, 2017 is based on preliminary estimates and is subject to change.

The unaudited pro forma consolidated balance sheet as of June 30, 2017 assumes that the El Paso Fairfield Inn & Suites, the Austin Residence Inn, and the Austin TownePlace Suites were acquired on June 30, 2017. No adjustment was made for the Home2 Suites acquisitions that occurred prior to June 30, 2017 as they are already reflected in the consolidated balance sheet as of that date. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 give effect to all of the transactions referred to above as if they had occurred on January 1, 2016.

On March 15, 2017, we effected a 1-for-6.5 reverse stock split of our common stock. All share and per share data for common stock herein reflects this reverse stock split.

These unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position or results of operations would have been had the transactions occurred on the dates indicated, or of future results of operations or financial condition, and should not be viewed as indicative of future results of operations or financial condition. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been made.

These unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, our historical consolidated financial statements and the related notes thereto, which appear in our Pre-Effective Amendment No. 2 to Registration Statement on Form S-11/A (333-213080) filed with the Securities and Exchange Commission (“SEC”) on March 20, 2017, and the Quarterly Report on Form 10-Q as of and for the three and six months ended June 30, 2017, filed with the SEC on August 8, 2017, as well as the Company’s Current Reports on Form 8-K and 8-K/A related to these acquisitions filed with the SEC on March 30, 2017, April 19, 2017, July 19, 2017, and August 25, 2017, as well as this Form 8-K, the notes to the unaudited pro forma consolidated financial statements included in this Form 8-K, and the historical financial statements and related notes of the acquired hotels included as Exhibits to the Forms 8-K/A filed with the SEC on April 19, 2017 and August 25, 2017.

Condor Hospitality Trust, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2017

(In thousands, except share amounts and per share data)

	[A]	[B]	[C]
	Historical Condor	El Paso Fairfield and Austin Residence Inn Acquisitions	Austin TownePlace Suites Planned Acquisition	Pro Forma Condor
Assets
Investments in hotel properties, net	$187,737	39,050	19,875	$246,662
Investment in unconsolidated joint venture	8,772	—	—	8,772
Cash and cash equivalents	5,930	(400)	(125)	5,405
Restricted cash, property escrows	4,542	—	—	4,542
Accounts receivable, net of allowance for doubtful accounts of $25	1,727	—	—	1,727
Prepaid expenses and other assets	1,614	—	—	1,614
Derivative assets, at fair value	339	—	—	339
Investment in hotel properties held for sale, net	3,800	—	—	3,800

Total Assets	$214,461	38,650	19,750	$272,861

Liabilities and Equity
Liabilities
Accounts payable, accrued expenses, and other liabilities	$6,882	—	—	$6,882
Dividends payable	2,267	—	—	2,267
Convertible debt, at fair value	1,050	—	—	1,050
Long-term debt, net of deferred financing costs	90,176	38,500	19,750	148,426
Long-term debt related to hotel properties held for sale, net of deferred financing costs	421	—	—	421

Total Liabilities	100,796	38,500	19,750	159,046

Equity
Shareholders’ equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $0.01 par value, 925,000 shares outstanding, liquidation preference of $9,250	10,050	—	—	10,050
Common stock, $.01 par value, 200,000,000 shares authorized; 11,628,139 shares outstanding	116	—	—	116
Additional paid-in capital	228,069	—	—	228,069
Accumulated deficit	(125,843)	—	—	(125,843)

Total Shareholders’ Equity	112,392	—	—	112,392
Noncontrolling interest in consolidated partnership, redemption value $786 (actual), $939 (as adjusted)	1,273	150	—	1,423

Total Equity	113,665	150	—	113,815

Total Liabilities and Equity	$214,461	38,650	19,750	$272,861

See accompanying notes and management’s assumptions to unaudited pro forma consolidated financial statements.

NOTES AND MANAGEMENT ASSUMPTIONS TO UNAUDITED

PRO FORMA CONSOLIDATED BALANCE SHEET

(IN THOUSANDS, EXCEPT SHARE AMOUNTS AND PER SHARE DATA)

[A] Represents Condor Hospitality Trust, Inc.’s (the “Company’s”) unaudited consolidated balance sheet as of June 30, 2017 in our Quarterly Report on Form 10-Q as filed with the SEC on August 8, 2017.

[B] Represents the acquisition of the El Paso Fairfield Inn & Suites and the Austin Residence Inn as discussed above as if they had occurred on June 30, 2017. The combined contracted purchase price for the hotels was $38,800 plus initial franchise fees estimated at $250.

These acquisitions will be recorded under the purchase method of accounting. The total consideration being paid to the seller of these hotels will be allocated to the hotel assets acquired at their fair value on the date of acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. The allocation of fair value detailed in the table below is based on the Company’s preliminary estimates and is subject to change based on the final determination of the fair value of assets acquired.

Acquired Assets
Land	$2,495
Building and improvements	32,733
Site improvements	1,221
Furniture and equipment	2,351
Initial franchise fees	250

Contractual Purchase Price plus Franchise Fees Paid	$39,050

These acquisitions were primarily financed with borrowings totaling $38,500 under the Company’s existing senior secured credit facility. The acquisitions were also partially financed with the issuance of $150 in value of common units in the Company’s partnership, Condor Hospitality Limited Partnership (“CHLP”) with the initial franchise fees and the remainder of the purchase price paid in cash.

The Company’s senior secured credit facility (“the credit facility”) is dated March 1, 2017 and was entered into with KeyBank National Association, as administrative agent and lender, KeyBanc Capital Markets Inc. and The Huntington National Bank, as joint lead arrangers, and other lenders and agents party thereto. The facility is guaranteed by the Company and its material subsidiaries that do not have stand-alone financing. Borrowings bear interest based on a leverage-based pricing grid, at the Company’s option, at either LIBOR plus a spread ranging from 2.25% to 3.00% (depending on leverage) or a base rate plus a spread ranging from 1.25% to 2.00% (depending on leverage). The facility matures on March 1, 2020 and has two one-year extension options subject to certain conditions, including the completion of specific capital achievements. The facility contains customary representations and warranties, covenants and events of default. An interest rate of 3.7%, the current rate on the credit facility as of June 30, 2017, was utilized for the purpose of these pro forma financials in relation to these acquisitions as well as the planned acquisition of the Austin TownePlace Suites as discussed in Note [C] below.

[C] Represents the planned acquisition of the Austin TownePlace Suites as discussed above as if it had occurred on June 30, 2017. The contracted purchase price for this hotels is $19,750 following the amendment to the purchase and sale agreement dated August 31 2017, plus initial franchise fees estimated at $125.

This acquisition will be recorded under the purchase method of accounting. The total consideration being paid to the seller of this hotels will be allocated to the hotel assets acquired at their fair value on the date of acquisition in accordance with FASB ASC 805, Business Combinations. The allocation of fair value detailed in the table below is based on the Company’s preliminary estimate and is subject to change based on the final determination of the fair value of assets acquired.

Acquired Assets
Land	$1,438
Building and improvements	16,522
Site improvements	540
Furniture and equipment	1,250
Initial franchise fees	125

Contractual Purchase Price plus Franchise Fees Paid	$19,875

The Company expects this planned acquisition will be primarily financed with borrowings totaling $19,750 under the credit facility with the initial franchise fees paid in cash.

Condor Hospitality Trust, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2017

(In thousands, except per share amounts)

	[AA]	[BB]	[CC]	[DD]
	Historical Condor	Home2 Suites Acquisitions	El Paso Fairfield and Austin Residence Inn Acquisitions	Austin TownePlace Suites Planned Acquisition	Pro Forma Condor
Revenue
Room rentals and other hotel services	$24,613	3,612	4,194	1,515	$33,934

Operating Expenses
Hotel and property operations	16,837	2,035	2,353	1,057	22,282
Depreciation and amortization	2,820	736	679	326	4,561
General and administrative	3,003	—	—	—	3,003
Acquisition and terminated transactions	717	—	—	—	717
Terminated equity transactions	343	—	—	—	343

Total operating expenses	23,720	2,771	3,032	1,383	30,906

Operating income	893	841	1,162	132	3,028
Net gain on disposition of assets	4,849	—	—	—	4,849
Equity in earnings of joint venture	136	—	—	—	136
Net gain on derivatives and convertible debt	402	—	—	—	402
Other expenses, net	(40)	—	—	—	(40)
Interest expense	(2,063)	(713)	(712)	(356)	(3,844)
Loss on debt extinguishment	(800)	—	—	—	(800)
Impairment loss	(750)	—	—	—	(750)

Net earnings from continuing operations before income taxes	2,627	128	450	(224)	2,981
Income tax expense	(35)	—	—	—	(35)

Net earnings from continuing operations	2,592	128	450	(224)	2,946
Earnings from continuing operations attributible to noncontrolling interests	(17)	(16)	(63)	35	(61)

Net earnings from continuing operations attributable to controlling interest	2,575	112	387	(189)	2,885
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(11,874)	—	—	—	(11,874)

Net earnings (loss) from continuing operations attributable to common shareholders	$(9,299)	112	387	(189)	$(8,989)

Earnings per share
Continuing operations - Basic	$(1.28)				$(1.24)
Continuing operations - Diluted	$(1.28)				$(1.24)

See accompanying notes and management’s assumptions to unaudited pro forma consolidated financial statements.

Condor Hospitality Trust, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

(In thousands, except per share amounts)

	[AA]	[BB]	[CC]	[DD]
	Historical Condor	Home2 Suites Acquisitions	El Paso Fairfield and Austin Residence Inn Acquisitions	Austin TownePlace Suites Planned Acquisition	Pro Forma Condor
Revenue
Room rentals and other hotel services	$50,647	15,364	5,226	—	$71,237

Operating Expenses
Hotel and property operations	37,092	8,555	3,462	145	49,254
Depreciation and amortization	5,190	3,037	919	—	9,146
General and administrative	5,792	—	—	—	5,792
Acquisition and terminated transactions	550	—	—	—	550
Terminated equity transactions	—	—	—	—	—

Total operating expenses	48,624	11,592	4,381	145	64,742

Operating income	2,023	3,772	845	(145)	6,495
Net gain on disposition of assets	23,132	—	—	—	23,132
Equity in loss of joint venture	(244)	—	—	—	(244)
Net gain on derivatives and convertible debt	6,377	—	—	—	6,377
Other income, net	55	—	—	—	55
Interest expense	(4,710)	(3,061)	(943)	—	(8,714)
Loss on debt extinguishment	(2,187)	—	—	—	(2,187)
Impairment loss	(1,477)	—	—	—	(1,477)

Net earnings (loss) from continuing operations before income taxes	22,969	711	(98)	(145)	23,437
Income tax expense	(125)	—	—	—	(125)

Net earnings (loss) from continuing operations	22,844	711	(98)	(145)	23,312
Loss (earnings) from continuing operations attributible to noncontrolling interests	(706)	(227)	(188)	7	(1,114)

Net earnings (loss) from continuing operations attributable to controlling interest	22,138	484	(286)	(138)	22,198
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(20,748)	—	—	—	(20,748)

Net earnings (loss) from continuing operations attributable to common shareholders	$1,390	484	(286)	(138)	$1,450

Earnings per share
Continuing operations - Basic	$1.82				$1.91
Continuing operations - Diluted	$0.78				$0.82

See accompanying notes and management’s assumptions to unaudited pro forma consolidated financial statements.

NOTES AND MANAGEMENT ASSUMPTIONS TO UNAUDITED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS AND PER SHARE DATA)

[AA] Represents the Company’s unaudited consolidated statement of operations for the six months ended June 30, 2017 in our Quarterly Report on Form 10-Q as filed with the SEC on August 8, 2017 and the consolidated statement of operations for the year ended December 31, 2016 in our Pre-Effective Amendment No. 2 to Registration Statement on Form S-11/A (333-213080) filed with the SEC on March 20, 2017.

[BB] Represents the operations of the four Home2 Suites hotel acquisitions giving effect to the acquisitions as if they had occurred on January 1, 2016. The combined purchase price for the hotels was $73,750 plus initial franchise fees of $600.

Revenues and hotel and property operations expenses are based on historical financial statements for the hotels for the respective periods after adjusting those numbers for specific verifiable and continuing changes in operating expenses (differences in management fees charged to the hotels historically and the post-acquisition contracts entered into by the Company) as well as pro forma adjustments to depreciation and interest expense. These four hotels were in operation for the entirety of all periods presented.

Pro forma depreciation and amortization is based on the post-acquisition depreciable basis of the investment in hotel properties per the final purchase accounting performed for the acquisitions with asset lives of 40 years for buildings and improvements, 5 to 18 years for site improvements, 5 years for furniture and equipment, and the remaining term of the franchise agreement for franchise fees. These acquisitions were recorded under the purchase method of accounting. The total consideration being paid to the seller of these hotels was allocated to the hotel assets acquired at their fair value on the date of acquisition in accordance with FASB ASC 805, Business Combinations as detailed in the table below:

Acquired Assets
Land	$4,822
Building and improvements	61,650
Site improvements	1,920
Furniture and equipment	5,260
Franchise fees	600

Total investment in hotel properties	74,252
Intangible asset - franchise fees	98

Contractual Purchase Price plus Franchise Fees Paid	$74,350

The Home2 Suites portfolio acquisition was partially financed with borrowings under the credit facility totaling $54,602 (related to the Round Rock, Lexington, and Tallahassee properties) and the assumption of existing secured indebtedness of $9,096 (related to the Southaven property). The acquisitions were also partially financed with the issuance of $200 in value of common units in CHLP, which totaled 800,000 common units.

The assumed loan related to the Southaven property is payable to the U.S. Bank National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2014-C-18, Commercial Mortgage Pass-Through Certificates, Series 2014-C-18, bears interest at a fixed rate of 4.54%, requires monthly principal and interest payments of $48, and matures on August 1, 2024. The loan is non-recourse to the Company, except for certain customary carve-outs which are guaranteed by the Company

Interest expense adjustments include interest expense as well as the amortization of deferred financing costs related to the drawdown of the credit facility and the loan assumed at the time of the acquisitions as described above. An interest rate of 4.8%, the rate on the credit facility as of the time of these acquisitions, was utilized for the purpose of these pro forma financials related to the Home2 Suites acquisitions. If the variable rate of the credit facility were to increase by 1/8%, the annual increase in interest expense would be $68 related to the Home2 Suites acquisitions.

[CC] Represents the operations of the El Paso Fairfield Inn & Suites and the Austin Residence Inn acquisitions giving effect to the acquisitions as if they had occurred on January 1, 2016. Revenues and hotel and property operations expenses are based on historical financial statements for the hotels for the respective periods after adjusting those numbers for specific verifiable and continuing changes in operating expenses (differences between estimated management fees and those charged to the hotels historically) as well as pro forma adjustments to depreciation and interest expense. The El Paso Fairfield Inn & Suites has been in operation for the entirety of all periods presented and the Austin Residence Inn has been in operation since August 3, 2016.

Pro forma depreciation and amortization is based on the preliminary estimated post-acquisition depreciable basis of the investment in hotel properties for these acquisitions with asset lives of 40 years for buildings and improvements, 5 to 19 years for site improvements, 5 to 6 years for furniture and equipment, and the remaining term of the franchise agreement for franchise fees. The preliminary purchase accounting for these acquisitions is discussed in Note [B] above. Pro forma depreciation expense was adjusted to take into account the opening date of each hotel as discussed above.

Interest expense adjustments include interest expense related to the drawdown of the credit facility at the time of the acquisitions as described in Note [B] above. Pro forma interest expense was adjusted to include interest beginning at the opening date of each hotel as discussed above. If the variable rate of the facility were to increase by 1/8%, the annual increase in interest expense would be $48 related to these acquisitions.

[DD] Represents the operations of the planned Austin TownePlace Suites acquisition giving effect to the acquisition as if it had occurred on January 1, 2016. Revenues and hotel and property operations expenses are based on historical financial statements for the hotel for the respective periods after adjusting those numbers for specific verifiable and continuing changes in operating expenses (differences between estimated management fees and those charged to the hotels historically) as well as pro forma adjustments to depreciation and interest expense. The Austin TownePlace Suites has been in operation since January 3, 2017.

Pro forma depreciation and amortization is based on the preliminary estimated post-acquisition depreciable basis of the investment in hotel properties for the acquisition with asset lives of 40 years for buildings and improvements, 7 to 20 years for site improvements, 6 years for furniture and equipment, and the remaining term of the franchise agreement for franchise fees. The preliminary purchase accounting for the Austin TownePlace Suites is discussed in Note [C] above. Pro forma depreciation expense was adjusted to take into account the opening date of the hotel as discussed above.

Interest expense adjustments include interest expense related to the estimated drawdown of the credit facility at the time of the acquisitions as described in Note [C] above. Pro forma interest expense was adjusted to include interest beginning at the opening date of the hotel as discussed above. If the variable rate of the facility were to increase by 1/8%, the annual increase in interest expense would be $25 related to this planned acquisition.